UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2009

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(214) 905-5145
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 9, 2009, Kerry P. Gray resigned as the President and Chief Executive Officer of ULURU Inc. (the “Company”).  Renaat Van den Hooff, the Company’s Executive Vice President Operations, has been appointed to serve as President and Chief Executive Officer.  Mr. Gray will remain with the Company as a member of the Board of Directors and consultant, as described below.

Mr. Van den Hooff, age 50, led the integration of the Johnson and Johnson (“J&J”) and Pfizer Consumer Healthcare business for the Europe, Middle East and Africa region from July 2006 until joining the Company in September, 2007.  Previously, from 2004 to 2006 Mr. Van den Hooff was Worldwide President of J&J Merck Consumer Pharmaceuticals and President of McNeil International, having been President of J&J Merck from 2003 and Vice President for the U.S. Joint Venture from 2001 to 2003.  Prior to that from 1997 to 2001, Mr. Van den Hooff had been Managing Director United Kingdom and Ireland for J&J MSD Consumer Pharmaceuticals.  From 1989 to 1996 Mr. Van den Hooff held various positions at Janssen Pharmaceutica Belgium.  Prior to joining the J&J family of companies, from 1983 to 1988 he held various positions with IMS Belgium.

In connection with Mr. Gray’s departure, the Company and Mr. Gray have entered into a Separation Agreement (the “Agreement”), dated March 9, 2009 (the “Effective Date”).  Pursuant to the Agreement, the Company will provide certain benefits to Mr. Gray, including: (i) $400,000 during the initial 12 months; (ii) commencing March 1, 2010 and continuing for a period of forty-eight (48) months, the Company will pay to Mr. Gray a payment of $12,500 per month; (iii) full acceleration of all vesting schedules for all outstanding Company stock options and shares of restricted stock of the Company held by Mr. Gray, with all such Company stock options remaining exercisable by Mr. Gray until March 1, 2012, provided that Mr. Gray has forfeited 300,000 stock options previously held by him; and (iv) for a period of twenty-four (24) months the Company will maintain and provide coverage under Mr. Gray’s existing health coverage plan.  The Agreement also provides that Mr. Gray will serve as a consultant to the Company for up to two full days per month through August 31, 2009.  Mr. Gray will not be paid for the performance of such consulting services.  The Agreement contains a mutual release of claims, certain stock lock-up provisions, and other standard provisions. The Agreement also provides that Mr. Gray will continue as a director of the Company after the Effective Date.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an Exhibit to a Company filing with the Securities and Exchange Commission.

On March 9, 2009, the Company issued a press release relating to these matters. A copy is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued by ULURU Inc., dated March 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: March 10, 2009	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer